Exhibit 10.11

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 25, 2020 by and among:

(1)                                 RLX Technology Inc., a company organized and existing under the laws of the Cayman Islands (the “Company”);

(2)                                 Relx HK Limited, a company with limited liability organized and existing under the laws of Hong Kong (the “HK Co.”); and

(3)                                 Relx Inc., a limited liability company organized and existing under the laws of the Cayman Islands (the “Purchaser”).

The Company, the HK Co. and the Purchaser are referred to herein individually as a “Party”, and collectively as the “Parties”.

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser (or other person or entity designated by the Purchaser) desires to purchase from the Company certain number of ordinary shares, par value US$0.0001 per share of the Company (the “Ordinary Shares”) on the terms and conditions set forth in this Agreement;

WHEREAS, the Company, HK Co. and the Purchaser have entered into a debt assumption agreement (the “Debt Assumption Agreement”), pursuant to which the HK Co. assigned a loan in the principal amount of RMB600,000,000 (the “Loan”) to the Company, and the Company assumed the Loan.

In consideration of the mutual covenants and representations herein set forth, the Parties agree as follows:

1.                                      Sale and Purchase of Shares.

Subject to the terms and conditions of this Agreement, the Company shall issue and sell, and the Purchaser shall purchase, 143,681,555 Ordinary Shares (the “Purchased Shares”) of the Company, having the rights and restrictions as set forth in the memorandum and articles of association of the Company.

2.                                      Purchase Price.

2.1                               Purchase Price. The consideration payable by the Purchaser for the Purchased Shares shall be at an aggregate purchase price of RMB600,000,000 (the “Purchase Price”).

2.2                               Method of Payment. The Purchaser shall pay the Purchase Price by cancellation of the Loan in the aggregate amount of RMB600,000,000. Upon the Closing (as defined below), the Loan in the aggregate amount of RMB600,000,000 shall then be deemed as repaid by the Company to the Purchaser.

3.                                      Closing.

3.1                               Closing. The closing of the sale and purchase of the Purchased Shares as in Section 1 (the “Closing”) shall take place at such other time and place as mutually agreed by the Parties.

3.2                               Delivery. At the Closing, the Company shall deliver to the Purchaser:

(a)                                 certificate(s) representing the Purchased Shares of the Purchaser duly signed and sealed for and on behalf of the Company;

(b)                                 updated share register of members of the Company representing the Purchased Shares of the Purchaser, certified as a true and correct copy by the Company’s secretary or a director of the Company; and

(c)                                  other documents reasonably required by the Purchaser.

3.3                               Payment. Against compliance by the Company of the provisions of Section 3.2, the Purchaser shall, at Closing, pay the Purchase Price to the Company.

4.                                      Representations and Warranties of the Parties.

Each Party represents and warrants to the other Parties (in addition to such other representations and warranties by it as may be contained elsewhere in this Agreement) that each of the following statements is true and correct on the date of this Agreement, and shall be true and correct as of the Closing Date:

4.1                               it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the legal right and full power and authority to own its assets, to carry on its business as now conducted and to enter into and perform this Agreement;

4.2                               the execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate, governmental or other action;

4.3                               this Agreement, will, when executed constitute legal, valid and binding obligations on it, enforceable in accordance with its terms;

4.4                               the execution and delivery of, and the performance by it of its obligations under this Agreement will not:

(a)                                 violate or constitute a default under its organizational documents if it is other than a natural person; or

(b)                                 violate or otherwise conflict with any applicable law; or

(c)                                  constitute a breach of any contract or other obligations legally binding on it; or

(d)                                 result in the creation or imposition of any encumbrance on any of its assets, except as contemplated in this Agreement;

5.                                      Valid Issuance of Purchased Shares.

The Purchased Shares are duly and validly issued, fully paid and nonassessable.

All currently outstanding capital shares of the Company are duly and validly issued, fully paid and nonassessable, and all outstanding shares, options, warrants and other securities of the Company have been issued in full compliance with the requirements of all applicable securities laws and regulations including, to the extent applicable, the registration and prospectus delivery requirements of the United States Securities Act of 1933, as amended, or in compliance with applicable exemptions therefrom, and all other provisions of applicable securities laws and regulations, including, without limitation, anti-fraud provisions.

6.                                      Further Assurance.

The Parties hereto shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give full effect to the terms and intent of this Agreement.

7.                                      Entire Agreement.

This Agreement (together with any other agreements referred to herein) constitutes the whole agreement among the Parties and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof.

8.                                      Severability.

If at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Agreement, shall not be affected or impaired thereby.

9.                                      Amendment.

No variation or amendment to this Agreement shall be effective unless in writing signed by authorized representatives of each of the Parties.

10.                               Miscellaneous.

10.1                        Dispute Resolution.

(a)                                 Negotiation Between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 10.1(b) shall apply.

(b)                                 Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (b).

10.2                        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

COMPANY:

RLX Technology Inc.

By:	/s/ Ying (Kate) Wang
Name: Ying (Kate) Wang
Title: Director

HK CO.:

Relx HK Limited

By:	/s/ Ying (Kate) Wang
Name: Ying (Kate) Wang
Title: Director

SIGNATURE PAGE TO THE SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

PURCHASER:

Relx Inc.

By:	/s/ Ying (Kate) Wang
Name: Ying (Kate) Wang
Title: Director

SIGNATURE PAGE TO THE SHARE PURCHASE AGREEMENT